Exhibit 13(b)

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of
the Sarbanes-Oxley Act of 2002

In connection with the attached Report of John Hancock Preferred Income Fund (the “registrant”) on Form N-CSR to be filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the registrant does hereby certify that, to the best of such officer's knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of, and for, the periods presented in the Report.

/s/ Andrew Arnott
Andrew Arnott
President

Dated: September 16, 2020

/s/ Charles A. Rizzo
Charles A. Rizzo
Chief Financial Officer

Dated: September 16, 2020

A signed original of this written statement, required by Section 906, has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.